Exhibit 10.9
CONSENT TO EXTENSION
This CONSENT TO EXTENSION (this “Consent”) effective as of August 31, 2017 is with respect to the Advisory Agreement referred to below among each of Toys “R” Us, Inc. (the “Company”), Bain Capital Private Equity, LP (f/k/a Bain Capital Partners, LLC) (“BCP”) and Bain Capital Private Equity (Europe), LLP (as legal successor to and assignee of Bain Capital Ltd.) (“BCL” and, together with BCP, “Bain”), Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership (“KKR”), and Vornado Truck LLC, a Delaware limited liability company (“Vornado” and, together with Bain and KKR, the “Advisors” and, each individually, an “Advisor”).
The Company and the Advisors are parties to an Advisory Agreement dated as of July 21, 2005 (as amended from time to time, the “Advisory Agreement”). The Company has requested that the Advisors agree to extend the time for payment of the Advisory Fees due under the Advisory Agreement and the Advisors party hereto are prepared to consent to such extension on, and subject to, the terms hereof.
Accordingly, the parties hereto hereby agree as follows:
Section 1. Definitions. Capitalized terms used in this Consent and not otherwise defined are used herein as defined in the Advisory Agreement.
Section 2. Consent. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, each Advisor party hereto hereby agrees as to itself that the payment (but not the continued accrual thereof) of the Advisory Fees payable to it under the Advisory Agreement shall be deferred, and the Company shall not be required to timely pay the Advisory Fee due to such Advisor at the end of each fiscal quarter occurring after the date of this Consent, until the earlier of (i) the date notified in writing by such Advisor to the Company and the other Advisors party hereto, and (ii) the date that is twelve (12) months from the date hereof (such earlier date, the “Next Payment Date”). Upon the occurrence of the Next Payment Date, all accrued and unpaid Advisory Fees owing to each Advisor party hereto shall be paid by the Company to the Advisors and thereafter the Advisory Fee shall be paid at the end of each fiscal quarter in accordance with Section 3 of the Advisory Agreement. It is understood and agreed that notwithstanding the provisions of this Consent, the Advisory Fee shall continue to be earned by the Advisors and shall accrue in accordance with Section 3 of the Advisory Agreement. It being further understood that, notwithstanding the provisions of this Consent, each Advisor reserves the right to waive its allocation of the Advisory Fees on a quarterly basis or otherwise.
Section 3. Nature and Effect of Consent. For the avoidance of doubt, the purpose of the Consent provided herein is solely to defer the time for payment of any accrued and unpaid Advisory Fees and nothing in this Consent shall (nor shall deemed to) affect the continued accrual of such Advisory Fees or the Company’s obligations under the Advisory Agreement. Except as expressly provided in Section 2 hereof, the terms and provisions of the Advisory

Agreement are in all other respects ratified and confirmed and remain in full force and effect without modification or limitation. This Consent is not intended to be, nor shall it be construed to create, a novation, a waiver or accord and satisfaction of the Advisory Agreement or any obligations thereunder.
Section 4. Conditions Precedent to Effectiveness. The consent set forth in Section 2 hereof shall become effective, as of August 31, 2017, upon receipt by the Company of one or more counterparts of this Agreement executed by each of the Advisors listed on the signature pages hereto.
Section 5. No Waiver. Other than as otherwise expressly provided herein, this Consent shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege, or remedy of the Advisors under this Consent, the Advisory Agreement, or applicable law, nor shall entering into this Consent preclude the Advisors from refusing to enter into any further consents, amendments, waivers or forbearances with respect to the Advisory Agreement.
Section 6. Miscellaneous. Except as herein provided, the Advisory Agreement shall remain unchanged and in full force and effect. This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Consent by signing any such counterpart. This Consent shall be governed by, and construed in accordance with, the law of the State of New York.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the day and year first above written.

Date: September 26, 2017
TOYS “R” US, INC.
By:  /s/ Michael Short

Name: Michael Short
Title: Chief Financial Officer

BAIN CAPITAL PRIVATE EQUITY, LP
(f/k/a Bain Capital Partners, LLC)
By:  /s/ Joshua Bekenstein

Name: Joshua Bekenstein
Its: Authorized Signatory

BAIN CAPITAL PRIVATE EQUITY (EUROPE), LLP
(as legal successor to and assignee of Bain
Capital Ltd.)
By:  /s/ Joshua Bekenstein
Name: Joshua Bekenstein
Its: Authorized Signatory

KOHLBERG KRAVIS ROBERTS & CO. L.P.
By: KKR & Co. LLC

By:  /s/ Nathaniel H. Taylor

Name: Nathaniel H. Taylor
Its: Authorized Signatory

VORNADO TRUCK, LLC
By:  /s/ Joseph Macnow
Name: Joseph Macnow
Its: Authorized Signatory

[Signature Page to Consent to Extension]